                                                                    EXHIBIT 4(b)

                           [FORM OF DEBT SECURITIES]

REGISTERED                                                            REGISTERED
 NUMBER
R                         PHILIP MORRIS COMPANIES INC.                     $

                                                                 SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS
                                  % NOTE DUE                            CUSIP

     PHILIP MORRIS COMPANIES INC., a Virginia corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to

NOTE                                                                    NOTE
DUE                                                                     DUE

or registered assigns, the principal sum of                             DOLLARS

on                         , and to pay interest (computed on the basis of a
360-day year of twelve 30-day months) thereon from                   , or from
the most recent Interest Payment Date to which interest has been paid or duly
provided for, on                                                           and
at maturity, at the rate per annum specified in the title of this Note, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be
or               (whether or not a Business Day), as the case may be, next
preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee for the Notes, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the
                             --------  -------
Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register.

     Additional provisions of this Note are contained on the reverse hereof, and such provisions shall have the same effect as though fully set forth in this place.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for the Notes by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, PHILIP MORRIS COMPANIES INC. has caused this instrument to be duly executed under its corporate seal.

Dated:

                         CERTIFICATE OF AUTHENTICATION
                  THIS IS ONE OF THE SECURITIES OF THE SERIES
              DESIGNATED THEREIN DESCRIBED IN THE WITHIN-MENTIONED
                                   INDENTURE.
                           THE CHASE MANHATTAN BANK,

By:                                                                   AS TRUSTEE

                                                              AUTHORIZED OFFICER

                          PHILIP MORRIS COMPANIES INC.

By:                                                        SENIOR VICE PRESIDENT

Attest:                                                      ASSISTANT SECRETARY

                          PHILIP MORRIS COMPANIES INC.
                                   % NOTE DUE


     This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, which series is limited in aggregate
principal amount to $        (except as provided in the Indenture hereinafter
mentioned), all such Securities issued and to be issued under an Indenture dated as of December 2, 1996 between the Company and The Chase Manhattan Bank, as Trustee (herein called the "Indenture"), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This
Note is one of a series of the Securities designated therein as               %
Notes due                 (the "Notes").

     [The Notes are subject to redemption as a whole or in part at any time on
or after                                                      , at the option of
the Company, on not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, at the redemption price of 100% of the principal amount thereof, together with interest accrued and unpaid thereon to the date fixed for redemption.]

     In the event of the redemption of this Note in part only, a new Note or Notes in the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     The Indenture contains provisions for defeasance at any time of the entire principal of all the Securities of any series upon compliance by the Company with certain conditions set forth therein.

     If an Event of Default, as defined in the Indenture, with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in the Borough of Manhattan, The City of New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and any multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

     The Company, the Trustee for the Notes and any agent of the Company or such Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     Certain terms used in this Note which are defined in the Indenture have the meanings set forth therein.

                                ASSIGNMENT FORM

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR
 OTHER IDENTIFYING NUMBER OF ASSIGNEE

______________________________________________________________________________
(Name and address of Assignee, including zip code, must be printed or typewritten)


______________________________________________________________________________


______________________________________________________________________________
the within Note, and all rights thereunder, hereby irrevocably, constituting and appointing

______________________________________________________________________Attorney
to transfer the said Note on the books of Philip Morris Companies Inc. with full power of substitution in the premises.

Dated:  ________________________  __________________________________________
                                  NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within
                                           Note in every particular, without
                                           alteration or enlargement or any
                                           change whatever.